Exhibit 10.1
SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of February 27, 2026, is between GOPRO, INC., a company incorporated under the laws of the State of Delaware, with principal executive offices located at 3025 Clearview Way, San Mateo, CA (the “Company”), and the investor listed on the Schedule of Buyers attached as Schedule I hereto (the “Buyer”).
WITNESSETH

WHEREAS, the Company and the Buyer desire to enter into this transaction for the Company to sell and the Buyer to purchase the Convertible Debentures (as defined below) pursuant to an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 of Regulation D (“Regulation D”) promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder;
WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer(s), as provided herein, and the Buyer(s) shall purchase convertible debentures in the form attached hereto as “Exhibit A” (the “Convertible Debentures”) in the aggregate principal amount of up to $50,000,000 (the “Subscription Amount”), which shall be convertible into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Shares”) (as converted, the “Conversion Shares”), of which $25,000,000 shall be purchased upon the signing this Agreement (the “First Closing”), $5,000,000 shall be purchased on the Business Day immediately prior to the filing of the initial Registration Statement (as defined in the Registration Rights Agreement) (the “Second Closing”), and $20,000,000 shall be purchased on or about the second Business Day following the satisfaction (or waiver in accordance with the terms of Section 9(k)) of the conditions set forth in Section 6 and 7 hereof (the “Third Closing”) (individually referred to as a “Closing” and collectively referred to as the “Closings”), at a purchase price equal to 97% of the Subscription Amount (the “Purchase Price”) in the respective amounts set forth opposite the Buyers name on Schedule I to this Agreement;
WHEREAS, on or before the First Closing Date (as defined in Section 1(c) below), the parties hereto are executing and delivering a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws, with respect to the filing and maintaining of a Registration Statement;
WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company is delivering Irrevocable Transfer Agent Instructions (the “Irrevocable Transfer Agent Instructions”) to its transfer agent in the form attached hereto as “Exhibit B;” and
WHEREAS, the Convertible Debentures and the Conversion Shares are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:
1.    PURCHASE AND SALE OF CONVERTIBLE DEBENTURES.

(a)    Purchase of Convertible Debentures. Subject to the satisfaction (or waiver in accordance with the terms of Section 9(k)) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company at each Closing, Convertible Debentures with principal amount corresponding to the Subscription Amount set forth opposite the Buyer’s name on Schedule I attached hereto.

(b)    Closing Dates. Each Closing shall occur remotely by conference call and electronic delivery of documentation. The date and time of each Closing shall be as follows: (i) the First Closing shall be 10:00 a.m., New York time, on the first Business Day on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied (or waived in accordance with the terms of Section 9(k)) (or such other date or time as is mutually agreed to by the Company and the Buyer) (the “First Closing Date”), the Second Closing shall be 10:00 a.m., New York time, on the Business Day immediately prior to the filing of the initial Registration Statement, subject to the satisfaction (or waiver in accordance with the terms of Section 9(k)) of the conditions set forth in Section 6 and 7 hereof (or such other date or time as is mutually agreed to by the Company and the Buyer) (the “Second Closing Date”), and (iii) the Third Closing shall be 10:00 a.m., New York time, on the second Business Day following the satisfaction (or waiver in accordance with the terms of Section 9(k)) of the conditions set forth in Section 6 and 7 hereof (or such other date or time as is mutually agreed to by the Company and the Buyer) (the “Third Closing Date” and collectively with the First Closing Date and the Second Closing Date, the “Closing Dates”). As used herein “Business Day” means any day on which the New York Stock Exchange is open for trading, other than any day on which commercial banks are authorized or required to be closed in New York City.

(c)    Form of Payment; Deliveries. Subject to the satisfaction (or waiver in accordance with the terms of Section 9(k)) of the terms and conditions of this Agreement, on each Closing Date, (i) the Buyer shall deliver to the Company, in immediately available funds to a bank account designated in writing by the Company, the Purchase Price for the Convertible Debentures to be issued and sold to the Buyer at such Closing, minus any fees or expenses to be paid directly from the proceeds of such Closing as set forth herein, and (ii) the Company shall deliver to the Buyer, Convertible Debentures which the Buyer is purchasing at such Closing with a principal amount corresponding with the Subscription Amount set forth opposite the Buyer’s name on Schedule of Buyers attached as Schedule I hereto, duly executed on behalf of the Company.

(d)    Common Share Issuance Limitations.

(i)    Notwithstanding anything in this Agreement to the contrary, the Company shall not issue any Common Shares pursuant to the transactions contemplated hereby or any other Transaction Documents (as defined below) if the issuance of Common Shares would exceed the aggregate number of Common Shares that the Company may issue in this transaction in compliance with the Company’s obligations under the rules or regulations of the Nasdaq Stock Market LLC (“Nasdaq”) (the number of shares which may be issued without violating such rules and regulations is 32,794,274 and shall be referred to as the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the Stockholder Approval or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Buyer. The Exchange Cap shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction.
(ii)    From the date hereof until the six month anniversary of the date hereof, the Company shall not issue any Conversion Shares to the extent that the aggregate number of Conversion Shares that the Company has issued would exceed 47,650,000 Common Shares (the “Class A Issuance Cap”), provided that (a) the Company may increase the Class A Issuance Cap at any time and from time to time by providing written notice to the Investor setting forth the increased Class A Issuance Cap, and (b) upon the issuance by the Company of any shares of Class B common stock after the date hereof, the Class A Issuance Cap shall automatically be increased by a an amount equal to 9 times the number of shares of Class B common stock issued.
2.    BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to the Company with respect to only itself that, as of the date hereof and as of each Closing Date:
(a)    Investment Purpose. The Buyer is acquiring the Securities for its own account for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a registration statement covering such Securities or an available exemption under the Securities Act. The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities in violation of applicable securities laws. As used herein, “Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

(b)    Accredited Investor Status. The Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(c)    Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d)    Information. The Buyer and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Buyer deemed material to making an informed investment decision regarding its purchase of the Securities, which have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors, if any, or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to Buyer in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.
(e)    Transfer or Resale. The Buyer understands that: (i) the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) the Buyer provides the Company with reasonable assurances (in the form of seller and broker representation letters, and if requested an opinion of counsel) that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and any such bona fide pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a bona fide pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(e).

(f)    Legends. The Buyer agrees to the imprinting, so long as its required by this Section 2(f), of a restrictive legend on the Securities in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE [AND THOSE SECURITIES INTO WHICH THEY ARE CONVERTIBLE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES [AND THOSE SECURITIES INTO WHICH THEY ARE CONVERTIBLE] HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
Certificates evidencing the Conversion Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Conversion Shares pursuant to Rule 144, (iii) if such Conversion Shares are eligible for sale under Rule 144 and the Company has received reasonable assurances of this fact, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). If a legend is not required pursuant to the foregoing, the Company shall, as soon as practicable, but no later than two (2) Trading Days following the delivery by a Buyer to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such securities (endorsed or with stock powers attached, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Buyer as may be required above in this Section 2(f), as directed by the Buyer, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program, credit the aggregate number of shares of Common Shares to which the Buyer shall be entitled to the Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Buyer, a certificate representing such securities that is free from all restrictive and other legends, registered in the name of the Buyer or its designee. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith. The Buyer agrees that the removal of a restrictive legend from certificates representing Securities as set forth in this Section 2(f) is predicated upon the Company’s reliance that the Buyer will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

(g)    Organization; Authority. The Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(h)    Authorization, Enforcement. The Transaction Documents to which the Buyer is a party have been duly and validly authorized, executed and delivered on behalf of the Buyer and shall constitute the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(i)    No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations hereunder.

(j)    Certain Trading Activities. The Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company's securities) during the period commencing as of the time that the Buyer first contacted the Company or the Company's agents regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by the Buyer.

(k)    No General Solicitation. The Buyer is not purchasing or acquiring the Securities as a result of any general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(l)    Not an Affiliate. The Buyer is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) a “beneficial owner” of more than 10% of the shares of Common Shares (as defined for purposes of Rule 13d3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). “Subsidiaries” means any Person in which the Company, directly or indirectly, owns a majority of the outstanding capital stock having voting power or holds a majority of the equity or similar interest of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth (i) under the corresponding section of the disclosure schedule (dated as of the date of this Agreement) delivered to the Buyer by the Company on the date of this Agreement (the “Disclosure Schedule”) which Disclosure Schedule shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, or (ii) in the SEC Documents (as defined below) that are available on the SEC’s website through the EDGAR system at least one (1) Business Day prior to the date of this Agreement (unless the context provides otherwise), or any information that is in the draft Annual Report on Form 10-K for the year ended December 31, 2025 delivered to the Buyer on February 26, 2026, the Company hereby makes the representations and warranties set forth below to the Buyer:
(a)    Organization and Qualification. The Company and each “significant subsidiary”, as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act (each a “Significant Subsidiary”) are entities duly formed, validly existing and in good standing under the laws of the jurisdiction (to the extent the concept of good standing is applicable in such jurisdiction) in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. The Company and each of its Significant Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction (to the extent the concept of good standing is applicable in such jurisdiction) in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, stockholders’ equity or results of operations, or financial condition of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into by the Company in connection herewith or therewith or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents.

(b)    Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Debentures, the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Convertible Debentures), have been duly authorized by the Company's board of directors and no further filing, consent or authorization is required by the Company, its board of directors or its shareholders or other governmental body. This Agreement has been, and the other Transaction Documents to which the Company is a party will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Convertible Debentures, the Irrevocable Transfer Agent Instructions, and each of the other agreements and instruments entered into by the Company or delivered by the Company in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c)    Issuance of Securities. The issuance of the Securities has been duly authorized and, upon issuance and payment in accordance with the terms of the Transaction Documents the Securities shall be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. The Company shall have reserved from its duly authorized capital stock not less than Maximum Conversion Shares. Upon issuance or conversion in accordance with the Convertible Debentures, the Conversion Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Shares.

(d)    No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Debentures, the Conversion Shares, and the reservation for issuance of the Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below), Bylaws (as defined below), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations, the securities laws of the jurisdictions of the Company's incorporation or in which it or its subsidiaries operate and the rules and regulations of the Nasdaq Global Market (the “Principal Market,” provided however, that in the event the Company’s Common Shares is ever listed or traded on any of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market or the Nasdaq Capital Market, the “Principal Market” shall mean that market on which the Common Shares is then listed or traded) and including all applicable laws, rules and regulations of the jurisdiction of incorporation of the Company) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e)    Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than any filings as may be required by any federal or state securities agencies and any filings as may be required by the Principal Market), any Governmental Entity (as defined below) or any regulatory or selfregulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to each Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company has notified the Principal Market of the issuance of all of the Securities hereunder, which does not require obtaining the approval of the shareholders of the Company or any other Person or Governmental Entity and the Principal Market shall have raised no objection to such notice and the transactions contemplated hereby which remains unresolved. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasigovernmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multinational organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f)    Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) to its knowledge, an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”)) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the Common Shares (as defined for purposes of Rule 13d3 of the Exchange Act). The Company further acknowledges that no Buyer (nor any Affiliate of any Buyer) is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer's purchase of the Securities. The Company further represents to the Buyer that the Company's decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.

(g)    No Integrated Offering. None of the Company, its Subsidiaries or any of their Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of shareholders of the Company under any applicable shareholders approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their Affiliates nor any Person acting on their behalf will take any action or steps that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(h)    Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares will increase in certain circumstances. The Company further acknowledges its obligation to issue the Conversion Shares upon conversion of the Convertible Debentures in accordance with the terms thereof is, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(i)    Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholders, business combination, poison pill (including, without limitation, any distribution under a rights agreement), shareholders rights plan or other similar antitakeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities.

(j)     SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”) it being understood, for the avoidance of doubt, that the timely filing of the SEC Documents includes any documents filed by any permitted filing deadline extension under Rule 12b-25 under the Exchange Act. The Company has delivered or has made available to the Buyer or its respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal yearend audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents (including, without limitation, information referred to in Section 2(d) or in the Disclosure Schedule to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(k)    Absence of Certain Changes. Since the date of the Company's most recent audited financial statements contained in a Form 10-K, there has been no Material Adverse Effect, nor any event or occurrence specifically affecting the Company or its Subsidiaries that would be reasonably expected to result in a Material Adverse Effect. Since the date of the Company's most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(k), “Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its

Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; or (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(l)    No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur specific to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Shares and which has not been publicly announced, or (ii) would reasonably be expected to have a Material Adverse Effect.

(m)    Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, certificate of association, Certificate of Incorporation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for violations which would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of trading of the Common Shares by the Principal Market in the foreseeable future. During the one year prior to the date hereof, (i) the Common Shares have been listed or designated for quotation on the Principal Market, (ii) trading in the Common Shares has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Shares from the Principal Market, which has not been publicly disclosed. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(n)    Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee, nor any other Person acting for or on behalf of the Company or any of its Subsidiaries (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act (the “FCPA) or any other applicable antibribery or anti corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other Person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any Person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose, in violation of applicable law, of: (i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or (ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(o)    Equity Capitalization.

(i)    Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (A) 500,000,000 shares of Common Shares, of which 137,712,833 are issued and outstanding, (B) 150,000,000 Class B common stock authorized, or which 26,258,546 are issued and outstanding, and (C) 5,000,000 shares of preferred stock, none of which are issued and outstanding. As of the date hereof, the Company has reserved 41,962,032 Common Shares for issuance to parties or Persons other than the Buyer.
(ii)    Valid Issuance; Available Shares. All of such outstanding shares are duly authorized and have been validly issued and are fully paid and nonassessable. There have been no material changes to the ownership of Convertible Securities as reported in the SEC Documents and other filings required under Section 16 or Section 13 of the Exchange Act. To the Company’s knowledge, no Person owns 10% or more of the Company’s issued and outstanding Common Shares (calculated based on the assumption that all Convertible Securities (as defined below), whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% shareholder for purposes of federal securities laws). “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Shares) or any of its Subsidiaries. As used herein, “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with such Person, as such terms are used in or construed under Rule 405 promulgated under the Securities Act, unless the context indicates otherwise.
(iii)    Existing Securities; Obligations. Except as disclosed in the SEC Documents: (A) none of the Company's or any Subsidiary's shares, interests or capital stock is subject to preemptive rights or any other similar rights or liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has entered into any Variable Rate Transaction.
(iv)    Organizational Documents. The Company has furnished to the Buyer or filed on EDGAR true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company's bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all convertible securities and the material rights of the holders thereof in respect thereto.
(p)    Indebtedness and Other Contracts. Other than as set forth in a Disclosure Schedule to this Agreement or as filed as an exhibit to the SEC Documents, neither the Company nor any of its Subsidiaries, (i) has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (iv) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (v) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.
(q)    Litigation. Other than as set forth in a Disclosure Schedule to this Agreement, there is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, selfregulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Shares or any of the Company's or its Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, which would reasonably be expected to result in a

Material Adverse Effect. After reasonable inquiry of its employees, the Company is not aware of any event which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is the subject of any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity that would reasonably be expected to result in a Material Adverse Effect.
(r)    Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and presently proposed to be conducted. None of the Company’s Intellectual Property Rights that are material to the operation of the business have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.
(s)    Environmental Laws. Except, in each case, as would not be reasonably anticipated to have a Material Adverse Effect, the Company and the Subsidiaries (a) are in compliance with any and all applicable laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, (b) have received and hold all material permits, licenses or other approvals required of them under all such laws to conduct their respective businesses and (c) are in compliance with all material terms and conditions of any such permit, license or approval.
(t)    Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Code. The net operating loss carryforwards (“NOLs”) for United States federal income tax purposes of the consolidated group of which the Company is the common parent, if any, shall not be adversely effected by the transactions contemplated hereby. The transactions contemplated hereby do not constitute an “ownership change” within the meaning of Section 382 of the Code, thereby preserving the Company’s ability to utilize such NOLs.
(u)    Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, as applicable, is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.
(v)    Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(w)    Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. In accordance with the previous sentence, the Company currently maintains no insurance policies. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(x)    Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(y)    Registration Eligibility. The Company is eligible to register the resale of the Conversion Shares by the Buyer using Form S1 promulgated under the Securities Act.

(z)    Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(aa)    Sanctions Matters.  Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer or controlled Affiliate of the Company or any director or officer of any Subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea, Zaporizhzhia and Kherson regions, the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, Russia, Sudan and Syria (the “Sanctioned Countries”)). Neither the Company nor any of its Subsidiaries nor any director, officer or controlled Affiliate of the Company or any of its Subsidiaries, has ever had funds blocked by a United States bank or financial institution, temporarily or otherwise, as a result of OFAC concerns. For the five years prior to the date hereof, neither the Company nor any of its Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country.

(bb)    Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Buyer or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that the Buyer will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosures provided to the Buyer regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries, taken as a whole, are true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to the Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. All financial projections and forecasts that have been prepared by or on behalf of the Company or any of its Subsidiaries and made available to the Buyer have been prepared in good faith based upon reasonable assumptions and represented, at the time each such financial projection or forecast was delivered to the Buyer, the Company's best estimate of future financial performance (it being recognized that such financial projections or forecasts are not to be viewed as facts and that the actual results during the period or periods covered by any such financial projections or forecasts may differ from the projected or forecasted results). The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(cc)    No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(dd)    Private Placement. Assuming the accuracy of the Buyer’s representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Buyer as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.

(ee)     No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any

Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyer a copy of any disclosures provided thereunder.

(ff)    Other Covered Persons. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

(gg)    No Disagreements with Accountants and Lawyers; No Qualified Opinion. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof. The Company represents and warrants that, after giving pro forma effect to the transactions contemplated by this Agreement and the other Transaction Documents (including receipt of the proceeds at the First Closing), there is no fact or circumstance known to the Company that would reasonably be expected to result in the Company’s independent registered public accounting firm including in its report on the audit of the Company’s annual financial statements for the fiscal year ending December 31, 2025 an explanatory paragraph (or similar qualification) expressing substantial doubt about the Company’s ability to continue as a going concern.

4.    COVENANTS.

(a)    Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyer.

(b)    Reporting Status. For the period beginning on the date hereof, and ending 6 months after the date on which all the Convertible Debentures are no longer outstanding (the “Reporting Period”), the Company shall use commercially reasonable efforts to file on a timely basis all reports required to be filed with the SEC pursuant to the Exchange Act (it being understood, for the avoidance of doubt, that the timely filing of the SEC Documents includes any documents filed by any permitted filing deadline extension under Rule 12b-25 under the Exchange Act), and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.
(c)    Use of Proceeds. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein to repay any loans to any executives or employees of the Company or to make any payments in respect of any related party debt. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the transactions contemplated herein, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). The Company shall not, without the prior written consent of the Buyer, loan, invest, transfer or “downstream” any cash proceeds, or assets or property acquired with cash proceeds from the issuance and sale of the Convertible Debentures to any Subsidiary, unless the Buyer and the Subsidiary enter into a guarantee in the form of the Global Guaranty in the form agreed upon by Buyer and Company.
(d)    Listing. To the extent applicable, the Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Underlying Securities (as defined below) on the Principal Market, subject to official notice of issuance, and shall use reasonable efforts to maintain such listing or designation for quotation (as the case may be) of all Underlying Securities from time to time issuable under the terms of the Transaction Documents on such Principal Market for the Reporting Period. Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Shares on a Principal Market during the Reporting Period. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(d). “Underlying Securities” means the (i) the Conversion Shares, and (ii) any common shares of the Company issued or issuable with respect to the Conversion Shares or, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Shares are converted or exchanged without regard to any limitations on conversion of the Convertible Debentures.

(e)    [Reserved].
(f)    Disclosure of Transactions and Other Material Information.
(i)    Disclosure of Transactions. The Company shall, on or before the fourth Business Day after the date of this Agreement, file with the SEC a current report on Form 8K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching all the material Transaction Documents (including, required exhibits, the “Current Report”). From and after the filing of the Current Report and the Company’s annual report on Form 10-K for the year ended December 31, 2025, the Company shall have publicly disclosed all material, nonpublic information (if any) provided to the Buyer by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Current Report and the Company’s annual report on Form 10-K for the year ended December 31, 2025, the Company acknowledges and agrees that any and all confidentiality or similar obligations with respect to the transactions contemplated by the Transaction Documents under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents, on the one hand, and the Buyer or any of its Affiliates, on the other hand, shall terminate, including the non-disclosure agreement entered into on January 30, 2026 between the Company and an Affiliate of a the lead Buyer.
(ii)    Limitations on Disclosure. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without first obtaining the express prior written consent of the Buyer (which may be granted or withheld in the Buyer's sole discretion). Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Buyer (which may be granted or withheld in the Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and Affiliates to not) disclose the name of the Buyer in any filing, announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Buyer shall have (unless expressly agreed to by a particular Buyer after the date hereof in a written definitive and binding agreement executed by the Company and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to any material, non-public information regarding the Company or any of its Subsidiaries.
(iii)    Other Confidential Information. Disclosure Failures. In addition to other remedies set forth in this Section 4(f), and without limiting anything set forth in any other Transaction Document, at any time after the Closing Date if the Company, any of its

Subsidiaries, or any of their respective officers, directors, employees or agents, provides any Buyer with material non-public information relating to the Company or any of its Subsidiaries (each, the “Confidential Information”), the Company shall, on or prior to the applicable Required Disclosure Date (as defined below), publicly disclose such Confidential Information on a Current Report on Form 8-K or otherwise (each, a “Disclosure”). From and after such Disclosure, the Company shall have disclosed all Confidential Information provided to the Buyer by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon such Disclosure, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents, on the one hand, and the Buyer or any of its Affiliates, on the other hand, shall terminate. “Required Disclosure Date” means (x) if the Buyer authorized the delivery of such Confidential Information, either (I) if the Company and the Buyer have mutually agreed upon a date (as evidenced by an e-mail or other writing) of Disclosure of such Confidential Information, such agreed upon date or (II) otherwise, the seventh (7th) calendar day after the date the Buyer first received any Confidential Information or (y) if the Buyer did not authorize the delivery of such Confidential Information, the first (1st) Business Day after the Buyer’s receipt of such Confidential Information.
(g)    Reservation of Shares. For so long as any of the Convertible Debentures remain outstanding, the Company shall have reserved from its duly authorized capital stock, and shall have instructed its transfer agent to irrevocably reserve, the maximum number of shares of Common Shares issuable upon conversion of all Convertible Debentures (assuming for purposes hereof that (x) such Convertible Debentures are convertible at the Floor Price (as defined therein) as of the date of determination and (y) any such conversion shall not take into account any limitations on the conversion of the Convertible Debentures set forth therein) (the “Maximum Conversion Shares”).
(h)    Stockholder Approval. Within 100 calendar days of the date of this Agreement, the Company shall hold a special meeting of stockholders (which may also be at the annual meeting of stockholders) (the “Special Meeting”) providing for the approval of, and obtain approval of, the issuance of the Convertible Debentures and the Maximum Conversion Shares (without regard to the Exchange Cap) in compliance with the rules and regulations of the Principal Market, including Rule 5635(d) thereof (without regard to any limitation on conversion or exercise thereof) (the “Stockholder Approval”). The Company shall include the Stockholder Approval in the proxy statement for such Special Meeting and shall use its commercially reasonable efforts to solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in the Proxy Statement, and all management-appointed proxyholders shall vote their proxies in favor of such proposals.
(i)    Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(j)    Trading Restrictions by Buyer. Except as expressly set forth below, the Buyer covenants that from and after the date hereof through and ending when no Convertible Debentures remain outstanding (the “Restricted Period”), no Buyer or any of its officers, or any entity managed or controlled by the Buyer (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) Common Shares; or (2) selling a number of Common Shares equal to the number of Underlying Shares that such Restricted Person is entitled to receive, but has not yet received from the Company or the transfer agent, upon the completion of a pending conversion of the Convertible Debentures for which a valid Conversion Notice (as defined in the Convertible Debentures) has been submitted to the Company pursuant to Section 4(b) of the Convertible Debentures.
(k)    Trading Information. Upon the Company’s request, the Buyer agrees to provide the Company on any Trading Day that the Buyer sells Common Shares with a trading report by the following Trading Day setting forth the number and average sales prices of Common Shares sold by the Buyer on such Trading Day.
(l)    Prohibited Transactions. From the date hereof until all of the Convertible Debentures have been repaid or converted into Common Shares, the Company agrees to not directly or indirectly enter into any contract, agreement or other item that would restrict or prohibit any of the Company’s obligations to the Buyer(s) under the Transaction Documents.
(m)    From the date hereof until all the Convertible Debentures have been repaid, without the prior written consent of the Buyer, the Company shall not, and shall not permit any of its subsidiaries (whether or not a subsidiary on the date hereof) to, directly or indirectly (i) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the holders of the Convertible Debentures, (ii) make any payments in respect of any related party debt, or (iii) enter into, agree to enter into, or effect any Variable Rate Transaction (other than with the Buyer or an Affiliate of the Buyer.
“Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any equity, warrants, or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Common Shares either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Shares at any time after the initial issuance of such security, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, business combination, non-cash dividend, stock split or other similar transaction), (ii)

enters into or effects any agreement, including but not limited to an “equity line of credit,” “ATM agreement” or other continuous offering or similar offering of Common Shares; provided that notwithstanding anything to the contrary herein, transactions (or a series of related transactions) that would otherwise constitute a Variable Rate Transaction shall not be deemed a “Variable Rate Transaction” for purposes of this Agreement to the extent the aggregate gross proceeds received by the Company from all such transactions during the Restricted Period do not exceed $5,000,000 in the aggregate.

5.    REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a)    Register. The Company shall maintain at its principal executive offices or with the Transfer Agent (or at such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Convertible Debentures in which the Company shall record the name and address of the Person in whose name the Convertible Debentures have been issued (including the name and address of each transferee), the amount of Convertible Debentures held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.
(b)    Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Buyer or in connection with a pledge as contemplated herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Buyer under this Agreement.
(c)    Conversion and Exercise Procedures. The form of Conversion Notice included in the Convertible Debentures set forth the totality of the procedures required of the Buyer in order to convert the Convertible Debentures. Except as provided in Section 2(f) and Section 5(b), no additional legal opinion, other information or instructions shall be required of the Buyer to convert their Convertible Debentures. The Company shall honor conversions of the Convertible Debentures and shall deliver the Conversion Shares in accordance with the terms, conditions and time periods set forth in the Convertible Debentures.
6.    CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

    The obligation of the Company hereunder to issue and sell the Convertible Debentures to the Buyer at each Closing is subject to the satisfaction, at or before each Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion in accordance with the terms of Section 9(k):

(a)    The Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.
(b)    The Buyer and each other Buyer shall have delivered to the Company the Purchase Price for the Convertible Debentures being purchased by the Buyer at the Closing by wire transfer of immediately available funds in accordance with a letter, duly executed by an officer of the Company, setting forth the wire amounts of the Buyer and the wire transfer instructions of the Company (the “Closing Statement”).
(c)    The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of each Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to such Closing Date.
7.    CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

The obligation of the Buyer hereunder to purchase its Convertible Debentures at each Closing is subject to the satisfaction, at or before each Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion in accordance with the terms of Section 9(k):
(a)    The Company shall have duly executed and delivered to the Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to the Buyer a Convertible Debenture with a principal amount corresponding to the Subscription Amount set forth opposite the Buyer’s name on the Schedule of Buyers attached as Schedule I for the Closing.
(b)    The Buyer shall have received the opinion of counsel to the Company, dated as of the First Closing Date, in the form reasonably acceptable to the Buyer.
(c)    The Company shall have delivered to the Buyer copies of its and each Subsidiaries certified copies of its charter, as well as any shareholder or operating agreements by or among the shareholders or members of any of the Company’s Subsidiaries.
(d)    The Company shall have delivered to the Buyer a certificate evidencing the incorporation and good standing of the Company as of a date within ten (10) days of the Closing Date.
(e)    Each and every representation and warranty of the Company shall be true and correct in all material respects (other than representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of each Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions set forth in each Transaction Document required to be performed, satisfied or complied with by the Company at or prior to each Closing Date.
(f)    The Company shall have obtained and delivered to the Buyer duly executed amendments, waivers, or modifications to the financial covenants under (i) that certain Credit Agreement dated as of August 4, 2025 (as amended by that certain Amendment No. 1 to Credit Agreement dated as of November 5, 2025) by and among the Company, the Lenders party thereto and Farallon Capital Management, L.L.C. and (ii) that certain Credit Agreement dated as of January 21, 2021 (as amended by that certain Amendment No. 1 to Credit Agreement dated as of March 10, 2023, and that certain Amendment No. 2 to Credit Agreement dated as of August 4, 2025) by and among the Company, the Lenders party thereto and Wells Fargo Bank, N.A., in each case signed by the required lenders or administrative agent, and in form and substance reasonably satisfactory to the Buyer.
(g)    The Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market, if any.
(h)    No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
(i)    Since the date of execution of this Agreement, no event or series of events shall have occurred that has resulted in or would reasonably be expected to result in a Material Adverse Effect, or an Event of Default (as defined in the Convertible Debentures).
(j)    [Reserved].
(k)    The Buyer shall have received the Closing Statement.
(l)    (i) From the date hereof to the applicable Closing Date, trading in the Common Shares shall not have been suspended by the SEC or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and (ii) at any time from the date hereof to the applicable Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Principal Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Buyer, makes it impracticable or inadvisable to purchase the Securities at the Closing.
(m)    The board of directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or materially modified and remains in full force and effect as of such Closing, and a true, correct and complete copy of such resolutions duly adopted by the board of directors of the Company shall have been provided to the Buyer.
(n)    The Company shall have delivered to the Buyer a compliance certificate executed by an executive officer of the Company certifying that Company has complied with all of the conditions precedent to the applicable Closing set forth herein and which may be relied upon by the Buyer as evidence of satisfaction of such conditions without any obligation to independently verify.
(o)    The Company and its Subsidiaries shall have delivered to the Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as the Buyer or its counsel may reasonably request.
(p)    Solely with respect to the Second Closing, (i) the annual report on Form 10-K for the year ended December 31, 2025 shall have been filed and such filing shall not contain an audit report expressing substantial doubt about the Company’s ability to continue as a going concern, and (ii) as of the Second Closing Date the market value of the number of Common Shares that are remaining and may be issued under the Class A Issuance Cap shall be greater than or equal to two (2) times the total principal amount of the Debentures outstanding (including the principal amount of the Convertible Debenture to be issued at the Second Closing).
(q)    Solely with respect to the Third Closing, (i) the annual report on Form 10-K for the year ended December 31, 2025 shall have been filed and such filing shall not contain an audit report expressing substantial doubt about the Company’s ability to continue as a going concern, (ii) the initial Registration Statement shall have been filed in accordance with the provisions set forth in the Registration Rights Agreement and shall have been declared effective within 20 Trading Days of the Effectiveness Deadline (as defined in the Registration Rights Agreement), (iii) the Company shall have obtained the Stockholder Approval within the timeframe provided herein and all other approvals required under the rules or regulations of the Principal Market in connection with the issuance and sale of the Securities contemplated by this Agreement shall have been obtained, and (iv) as of the Third Closing Date the market value of the number of Common Shares that are remaining and may be issued under the Class A Issuance Cap shall be greater than or equal to two (2) times the total principal amount of the Debentures outstanding (including the principal amount of the Convertible Debenture to be issued at the Third Closing).
8.    TERMINATION.

In the event that the First Closing shall not have occurred with respect to a Buyer within five (5) Business Days of the date hereof, then the Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of the Buyer to any other party; provided, however, the right to terminate this Agreement under this Section 8 shall not be available to the Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of the Buyer's breach of this Agreement, provided further that no such termination shall affect any obligation of the Company under this

Agreement to reimburse the Buyer for the expenses described herein. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.
9.    MISCELLANEOUS.

(a)    Governing Law. This Agreement and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.
(b)    Jurisdiction; Venue; Service.
(i)    The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the State of New York (the “Governing Jurisdiction”) and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.
(ii)    The Company agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Buyer or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.
(iii)    Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Buyer arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the Buyer in any suit, claim, action, litigation or proceeding brought by the Buyer against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Buyer brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Buyer against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Buyer in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Buyer arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York

County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Buyer agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(iv)    The Company and the Buyer irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Agreement, such service to become effective thirty (30) days after the date of mailing.
(v)    Nothing herein shall affect the right of the Buyer to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c)    THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY MATTER RELATING TO THIS AGREEMENT, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.
(d)    Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by an email which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
(e)    Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms "including," "includes," "include" and words of like import shall be construed broadly as if followed by the words "without limitation." The terms "herein," "hereunder," "hereof" and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(f)    Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their Affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the party to be charged with enforcement.
(g)    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and email addresses for such communications shall be:

If to the Company, to:	GOPRO, INC.
3025 Clearview Way San Mateo, CA 94402 Attention: General Counsel E-Mail: legal@gopro.com
With Copy to:	Fenwick & West LLP 801 California Street Mountain View, CA 94041 Attention: David Michaels, Esq. Julia Forbess, Esq. E-Mail: dmichaels@fenwick.com jforbess@fenwick.com

If to the Buyer, to its address and email address set forth on the Schedule of Buyers, with copies to the Buyer's representatives as set forth on the Schedule of Buyers,

With copy to:	David Fine, Esq. c/o Yorkville Advisors Global, LP 1012 Springfield Avenue Mountainside, NJ 07092 Email: legal@yorkvilleadvisors.com or to such other address, email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, or (B) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i) or (ii) above, respectively

(h)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Convertible Debentures (but excluding any purchasers of Underlying Securities, unless pursuant to a written assignment by the Buyer, with the prior written consent of the Company). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. In connection with any transfer of any or all of its Securities, a Buyer may assign all, or a portion, of its rights and obligations hereunder in connection with such Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such transferred Securities.
(i)    Indemnification.
(i)    In consideration of the Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and its Affiliates, and their respective stockholders, partners, members, officers, directors, employees and investment advisors (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents, or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee to the extent directly resulting from (A) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents or (B) any breach by the Company or any Subsidiary of any covenant, agreement or obligation contained in any of the Transaction Documents, and will reimburse any such Indemnitee for all such amounts as they are incurred by such Indemnitee solely to the extent such amounts have been finally judicially determined not to have resulted from such Indemnitee’s fraud or willful misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.
(ii)    Promptly after receipt by an Indemnitee under this Section 9(i) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 9(i), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (A) the Company has agreed in writing to pay such fees and expenses; (B) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (C) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (C) above the Company shall not be responsible for the reasonable and documented fees and expenses of more than one (1) separate legal counsel for the Indemnitees. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 9(i), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.
(iii)    The indemnification required by this Section 9(i) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within ten (10) days after bills supporting the Indemnified Liabilities are received by the Company.
(iv)    The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.
(j)    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
(k)    No Waiver. Any waiver by a party of any breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement in the future. No provision of this Agreement may be waived or amended other than by a written agreement signed by the parties to this Agreement. No custom or practice of the parties at variance with the terms hereof shall constitute a waiver by any party of its right to exercise any right, power or remedy available to it hereunder or any other right, power or remedy or to demand strict compliance with the terms of this Agreement.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
GOPRO, INC.

By: /s/ Brian McGee
Name: Brian McGee
Title: EVP, Chief Financial Officer and Chief Operating Officer

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:
YA II PN, LTD.

By: Yorkville Advisors Global, LP
Its: Investment Manager

By: Yorkville Advisors Global II, LLC
Its: General Partner

By: /s/ Matt Beckman
Name: Matt Beckman
Title: Member

LIST OF EXHIBITS:

EXHIBIT A: FORM OF CONVERTIBLE DEBENTURES
EXHIBIT B: FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

EXHIBIT A

FORM OF CONVERTIBLE DEBENTURES

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
GOPRO, INC.
Convertible Debenture

Original Principal Amount: $[_________]
Issuance Date: [_________]
Number: GPRO-[1][2][3]

FOR VALUE RECEIVED, GoPro, Inc., an entity organized under the laws of the State of Delaware (the “Company”), hereby promises to pay to the order of YA II PN, LTD., or its registered assigns (the “Holder”) the amount set out above as the Original Principal Amount (or such lesser amount as reduced pursuant to the terms hereof pursuant to repayment, redemption, conversion or otherwise, the “Principal”) when due, and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). The Issuance Date is the date of the first issuance of this Convertible Debenture (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, this “Debenture”) regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture. This Debenture was originally issued pursuant to the Securities Purchase Agreement dated as of February 27, 2026, between the Company and the Buyer listed on the Schedule of Buyers attached thereto (as it may be amended from time to time, the “Securities Purchase Agreement”). Certain capitalized terms used herein are defined in Section (14).
(1) GENERAL TERMS
(a)    Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest (if any), and any other amounts outstanding pursuant to the terms of this Debenture. The “Maturity Date” shall be

August 26, 2027, as may be extended at the option of the Holder. Other than as specifically permitted by this Debenture, the Company may not prepay or redeem any portion of the outstanding Principal and accrued and unpaid Interest, without the written consent of the Holder.
(b)    Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 0.00% (“Interest Rate”), which Interest Rate shall increase to an annual rate of (i) 5.00% beginning on the date of the occurrence of an Interest Rate Adjustment Event until such date as an Interest Rate Adjustment Event is no longer continuing, and (ii) 18.00% upon the occurrence of an Issuance Cap Adjustment Event or an Event of Default (for so long as such event remains uncured). Interest shall be calculated based on a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.
(c)    Optional Redemption. The Company at its option shall have the right, but not the obligation, to redeem (“Optional Redemption”) early a portion or all amounts outstanding under this Debenture as described in this Section; provided, that the Company provides the Holder with written notice (each, a “Redemption Notice”) of its desire to exercise an Optional Redemption, which Redemption Notice (i) shall be delivered to the Holder after the close of regular trading hours on a Trading Day, and (ii) may only be given if the VWAP of the Common Shares was less than the Fixed Price on the date such Redemption Notice is delivered, unless otherwise agreed by the Holder. Each Redemption Notice shall be irrevocable and shall specify the outstanding balance of the Debenture to be redeemed and the Redemption Amount. The “Redemption Amount” shall be an amount equal to (a) the outstanding Principal balance being redeemed by the Company plus (b) the Redemption Premium in respect of such Principal amount plus (c) all accrued and unpaid interest hereunder as of the date of such redemption. After receipt of a Redemption Notice, the Holder shall have five (5) Trading Days (beginning with the Trading Day immediately following the date such Redemption Notice is delivered to the Holder in accordance with this term of this Section) to elect to convert all or any portion of this Debenture. On the sixth (6th) Trading Day following the delivery of the applicable Redemption Notice, the Company shall deliver to the Holder the Redemption Amount with respect to the Principal amount redeemed to the extent not converted and otherwise after giving effect to conversions or other payments made during such five (5) Trading Day period.
(d)    Payment Dates. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.
(2) EVENTS OF DEFAULT.
(a)    An “Event of Default,” wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body, in each case of competent jurisdiction) shall have occurred:

(i)    The Company's failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Debenture or any other Transaction Document and within five (5) Trading Days after such payment is due;
(ii)     (A) The Company or any Significant Subsidiary of the Company shall commence, or there shall be commenced against the Company or any Significant Subsidiary of the Company, any proceeding under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Significant Subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Significant Subsidiary of the Company, in any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty one (61) days; (B) the Company or any Significant Subsidiary of the Company is adjudicated insolvent or bankrupt; (C) any order of relief or other order approving any such case or proceeding is entered; (D) the Company or any Significant Subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or all or substantially all of its property which continues undischarged or unstayed for a period of sixty one (61) days; (E) the Company or any Subsidiary of the Company makes a general assignment of all or substantially all of its assets for the benefit of creditors; (F) the Company or any Significant Subsidiary of the Company shall fail to pay, shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (G); or (G) any corporate or other action is taken by the Company or any Significant Subsidiary of the Company for the purpose of effecting any of the foregoing;
(iii)     The Company or any Significant Subsidiary of the Company shall default in any of its obligations under any note, debenture, mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term capital or finance leasing or factoring arrangement of the Company or any Significant Subsidiary of the Company in an amount exceeding $5,000,000, whether such indebtedness now exists or shall hereafter be created and such default is not cured within the time prescribed by the documents governing such indebtedness or if no time is prescribed, within ten (10) Trading Days, and as a result, such indebtedness becomes or is declared due and payable;
(iv)     A final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a creditworthy party shall not be included in calculating the $5,000,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Significant Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(v)     The Common Shares shall cease to be quoted or listed for trading, as applicable, on any Principal Market for a period of ten (10) consecutive Trading Days;
(vi)     The Company or any Significant Subsidiary of the Company shall be a party to any Change of Control Transaction unless in connection with such Change of Control Transaction this Debenture is retired;
(vii)    The Company’s (A) failure to deliver the required number of Common Shares to the Holder within two (2) Trading Days after the applicable Share Delivery Date or (B) written notice to any holder of the Debenture, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of all or a portion of this Debenture into Common Shares that is tendered in accordance with the provisions of this Debenture;
(viii)    The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined below) within five (5) Business Days after such payment is due;
(ix)     The Company’s failure to timely file with the Commission any Periodic Report on or before the due date of such filing as established by the Commission (it being understood, for the avoidance of doubt, that the due date includes any permitted filing deadline extension under Rule 12b-25 under the Exchange Act), which is not cured or remedied within twenty (20) days of such occurrence;
(x)     Any representation or warranty made by the Company in any Transaction Document, or any certificate or document required to be delivered in connection with any Transaction Agreement, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made;
(xi)     The Company uses the proceeds of the issuance of this Debenture, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulations T, U and X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof), or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose;
(xii)     Any Event of Default (as defined in the Other Debentures or in any Transaction Document other than this Debenture) occurs with respect to any Other Debentures; or
(xiii)     The Company shall fail to observe or perform any material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Debenture (except as may be otherwise covered by Sections (2)(a)(i) through (2)(a)(xii) hereof) or any other Transaction Document, which is not cured or remedied within the time prescribed or if no time is prescribed within ten (10) Business Days after written notice thereof from the Holder to the Company.

(b)     During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred (other than an event with respect to the Company described in Section (2)(a)(ii)), the full unpaid Principal amount of this Debenture and all interest and other amounts owing in respect of this Debenture to the date of acceleration, shall become, at the Holder's election given by notice pursuant to Section (6), immediately due and payable in cash; provided that, in the case of any event with respect to the Company described in Section (2)(a)(ii), the full unpaid Principal amount of this Debenture and all accrued and unpaid interest and other amounts owing in respect of this Debenture to the date of acceleration, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert, on one or more occasions all or part of the Debenture in accordance with Section (3) (and subject to the limitations set out in Section (3)(c)(i) and Section (3)(c)(ii)) at any time after an Event of Default has occurred and is continuing until all amounts outstanding under this Debenture have been repaid in full. The Holder need not provide, and the Company hereby waives, any presentment demand, protest or other notice of any kind (other than any required notice of conversion), and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder in writing at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.
(3) CONVERSION OF DEBENTURE.    This Debenture shall be convertible into Common Shares, on the terms and conditions set forth in this Section (3).
(a)    Conversion Right. Subject to the limitations of Section (3)(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable Common Shares in accordance with Section (3)(b), at the Conversion Price. The number of Common Shares issuable upon conversion of any Conversion Amount pursuant to this Section (3)(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price. The Company shall not issue any fraction of a Common Shares upon any conversion. All calculations under this Section (4) shall be rounded to the nearest $0.0001. If the issuance would result in the issuance of a fraction of a Common Share, the Company shall round such fraction of a Common Share up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Shares upon conversion of any Conversion Amount.
(b)    Mechanics of Conversion.
(i)     Optional Conversion. To convert any Conversion Amount into Common Shares on any date (a "Conversion Date"), the Holder shall (A) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and (B) if required by Section (3)(b)(iii), surrender this Debenture to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Debenture in the case of its loss, theft or destruction). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Company

shall (X) if legends are not required to be placed on certificates or the book-entry position of the Common Shares and provided that the Transfer Agent is participating in the Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program, instruct such transfer agent to credit such aggregate number of Common Shares to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate or book-entry position, registered in the name of the Holder or its designee, for the number of Common Shares to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the Commission. If this Debenture is physically surrendered for conversion and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Debenture and at its own expense, issue and deliver to the holder a new Debenture representing the outstanding Principal not converted. The Person or Persons entitled to receive the Common Shares issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such Common Shares upon the transmission of a Conversion Notice.
(ii)     Company's Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Date to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of Common Shares to which the Holder is entitled upon such Holder's conversion of any Conversion Amount (a "Conversion Failure"), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Common Shares issuable upon such conversion that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the Common Shares so purchased (the “Buy-In Price”), at which point the Company's obligation to deliver such certificate (and to issue such Common Shares) shall terminate and the Conversion Amount of this Note shall cease to be outstanding, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Shares to which the Holder is entitled with respect to such Conversion Notice and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares, multiplied by (B) the Closing Price on the Conversion Date.
(iii)     Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company unless (A) the full Conversion Amount represented by this Debenture is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon any conversion.
(c)     Limitations on Conversions.
(i)     Beneficial Ownership. The Holder shall not have the right to convert any portion of this Debenture to the extent that after giving effect to such conversion, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to such conversion. Since the Holder will not be obligated to report to the Company the number of Common Shares it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of Common Shares in excess of 4.99% of the then outstanding Common Shares without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a Principal amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum Principal amount permitted to be converted on such Conversion Date in accordance with Section (3)(a) and, any Principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Debenture. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.
(ii)     Principal Market Limitation. Notwithstanding anything in this Debenture to the contrary, the Company shall not issue (or be required to issue) any Common Shares upon conversion of this Debenture, or otherwise, if the issuance of such Common Shares, together with any Common Shares issued in connection with any other related transactions that may be considered part of the same series of transactions, would exceed the aggregate number Common Shares that the Company may issue in a transaction in compliance with the Company’s obligations under the rules or regulations of the Nasdaq Stock Market LLC (“Nasdaq”) (the number of shares which may be issued without violating such rules and regulations is 32,794,274 and shall be referred to as the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Nasdaq for issuances of Common Shares in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder. The Exchange Cap shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction.
(d)     Other Provisions.
(i)     All calculations under this Section (3) shall be rounded to the nearest $0.0001 or whole share.

(ii)     So long as this Debenture remain outstanding, the Company shall have reserved from its duly authorized share capital, and shall have instructed the Transfer Agent to irrevocably reserve, the maximum number of Common Shares issuable upon conversion of this Debenture (assuming for purposes hereof that (x) this Debenture is convertible at the Floor Price as of the date of determination, and (y) any such conversion shall not take into account any limitations on the conversion of the Debenture set forth herein.
(iii)     Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section (2) herein for the Company’s failure to deliver certificates representing Common Shares upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.
(iv)     Legal Opinions. The Company is obligated to cause its legal counsel to deliver legal opinions to the Company’s transfer agent in connection with any legend removal upon the expiration of any holding period or other requirement for which the Underlying Shares may bear legends restricting the transfer thereof. To the extent a legal opinion is not provided (either timely or at all), then, in addition to being an Event of Default hereunder, the Company agrees to reimburse the Holder for all reasonable costs incurred by the Holder in connection with any legal opinions paid for by the Holder in connection with the sale or transfer of the Underlying Shares. The Holder shall notify the Company of any such costs and expenses it incurs that are referred to in this section from time to time and all amounts owed hereunder shall be paid by the Company with reasonable promptness.
(e)     Adjustment of Conversion Price upon Subdivision or Combination of Common Shares. If the Company, at any time while this Debenture is outstanding, shall (i) pay a stock dividend or otherwise make a distribution or distributions on its shares of Common Shares or any other equity or equity equivalent securities payable in Common Shares, (ii) subdivide outstanding Common Shares into a larger number of shares, (iii) combine (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares, or (iv) issue by reclassification of Common Shares any shares of capital stock of the Company, then each of the Fixed Price and the Floor Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of Common Shares outstanding after such event. Any adjustment made pursuant to this Section shall become effective, in the case of a dividend distribution, immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution or, in the case of a subdivision, combination or re-classification, and shall become effective immediately after the effective date of such subdivision, combination or re-classification.
(f)     Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares (a "Corporate Event"), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this

Debenture, at the Holder's option, (i) in addition to the Common Shares receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such Common Shares had such Common Shares been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Debenture) or (ii) in lieu of the Common Shares otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Shares in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Debenture initially been issued with conversion rights for the form of such consideration (as opposed to Common Shares) at a conversion rate for such consideration commensurate with the Conversion Price. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Debenture.
(g)     Notice of Price Adjustment. Whenever the Conversion Price is adjusted pursuant to Section (5) hereof, the Company shall promptly provide the Holder with a written notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
(h)     In case of any (1) merger or consolidation of the Company or any Significant Subsidiary of the Company with or into another Person, or (2) sale by the Company or any Significant Subsidiary of the Company of more than one-half of the assets of the Company in one or a series of related transactions, a Holder shall have the right to (A) exercise any rights under Section (3)(f), (B) convert the aggregate amount of this Debenture then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Shares following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the Common Shares into which such aggregate Principal amount of this Debenture could have been converted immediately prior to such merger, consolidation or sales would have been entitled,. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.
(4) REISSUANCE OF THIS DEBENTURE.
(a)     Transfer. If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section (4)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid Interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section (4)(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of Section (3)(b)(iii) following conversion or redemption of any portion of this

Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.
(b)     Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and substance and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section (4)(d)) representing the outstanding Principal.
(c)     Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section (4)(d)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.
(d)     Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section (4)(a) or Section (4)(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest from the Issuance Date.
(5) NOTICES.    Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter or electronic mail (“e-mail”) and will be deemed to have been delivered (i) upon receipt, when delivered personally, (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, as applicable or (iii) receipt, when sent by e-mail, and, in each case of the foregoing clauses (i), (ii) and (iii), properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company, to:	GOPRO, INC.
3025 Clearview Way San Mateo, CA 94402 Attention: General Counsel E-Mail: legal@gopro.com

With Copy to:	Fenwick & West LLP 801 California Street Mountain View, CA 94041 Attention: David Michaels, Esq. Julia Forbess, Esq. E-Mail: dmichaels@fenwick.com jforbess@fenwick.com
If to the Holder:	YA II PN, Ltd
c/o Yorkville Advisors Global, LLC 1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Telephone: 201-985-8300
Email: Legal@yorkvilleadvisors.com
or at such other address and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party in accordance with this Section at least three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, or (b) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt from a nationally recognized overnight delivery service or receipt by e-mail in accordance with clause (i), (ii) or (iii) above, respectively.
(6) Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, and Interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the currency, herein prescribed. This Debenture is a direct obligation of the Company. As long as this Debenture is outstanding, the Company shall not and shall cause each of its subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Shares or other equity securities; (iii) enter into any agreement with respect to any of the foregoing; or (iv) enter into any agreement, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability of the Company to perform its obligations under the this Debenture, including, without limitation, the obligation of the Company to make cash payments hereunder.
(7) This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into Common Shares in accordance with the terms hereof.

(8) CHOICE OF LAW; VENUE; WAIVER OF JURY TRIAL
(a)     Governing Law. This Debenture and the rights and obligations of the Parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.
(b)     Jurisdiction; Venue; Service.
(i)     The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.
(ii)     The Company agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Holder or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction selected by the Holder. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.
(iii)     Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Holder arising out of or based upon this Debenture or any matter relating to this Debenture, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the Holder in any suit, claim, action, litigation or proceeding brought by the Holder against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Holder brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Holder against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Holder in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Holder arising out of or based upon this Debenture or any matter relating to this Debenture, or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Holder agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(iv)     The Company and the Holder irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by e-mail or the mailing of copies thereof by registered or certified mail postage prepaid, to it at the e-mail address or physical address, as applicable, provided for notices in this Debenture, such service to become effective thirty (30) days after the date of such e-mail or mailing, as applicable. The Company and the Holder each irrevocably waive any defense it may have on the grounds of insufficient or improper service with respect to service of process effected in accordance with this Section (8)(b)(iv).
(v)     Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.
(c)     THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS DEBENTURE OR ANY MATTER RELATING TO THIS DEBENTURE, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.
(d)     The Company expressly acknowledges and agrees that this Debenture constitutes an instrument for the payment of money only within the meaning of section 3213 of the New York Civil Practice Law and Rules (“CPLR §3213”), and that upon any Event of Default under of this Debenture, the Holder may immediately commence an action by motion for summary judgment in lieu of complaint without any further notice or demand. The Company irrevocably waives (i) any right to require the Holder to commence any action by summons and complaint,, and (ii) any right to object to the sufficiency of this Debenture as an instrument for the payment of money only within the meaning of CPLR §3213 and agrees not to assert that this Debenture is not such an instrument. The Company agrees that all amounts due under this Debenture shall be deemed liquidated, unconditional and immediately due and payable for purposes of CPLR §3213.
(9) If the Company fails to strictly comply with the terms of this Debenture, then the Company shall reimburse the Holder promptly for all reasonable fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

(10) Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. No provision of this Debenture may be waived or amended other than by a written agreement signed by the parties to this Debenture. No custom or practice of the parties at variance with the terms hereof shall constitute a waiver by any party of its right to exercise any right, power or remedy available to it hereunder or any other right, power or remedy or to demand strict compliance with the terms of this Debenture.
(11) If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any Interest or other amount deemed Interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of Interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such law has been enacted.
(12) CERTAIN DEFINITIONS. For purposes of this Debenture, the following terms shall have the following meanings:
(a)     “Bloomberg” means Bloomberg Financial Markets (or if not available, a similar service provider of national recognized standing).
(b)     “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.
(c)     “Buy-In” shall have the meaning set forth in Section (3)(b)(ii).
(d)     “Buy-In Price” shall have the meaning set forth in Section (3)(b)(ii).
(e)     “Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise), other than a Permitted Holder, of in excess of fifty percent (50%) of the voting power of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company (other than as due to the death or disability of a member of the board of directors) which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company in one or a series of related transactions with or into another entity (other than a merger or consolidation in which the holders of voting equity securities of the Company immediately prior to such transaction continue to hold a majority of the voting equity securities of the Company (or its successor) immediately after such transaction). No transfer to a wholly-owned Significant Subsidiary shall be deemed a Change of Control Transaction under this provision.
(f)     “Class A Issuance Cap” shall have the meaning set forth in the Securities Purchase Agreement.
(g)     “Closing Price” means the price per share in the last reported trade of the Common Shares on a Principal Market or on the exchange which the Common Shares is then listed as quoted by Bloomberg.
(h)     “Commission” means the Securities and Exchange Commission.
(i)     “Common Shares” means the shares of Class A common stock, par value $0.0001, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.
(j)     “Conversion Amount” means the portion of the Principal, Interest, or other amounts outstanding under this Debenture to be converted, redeemed or otherwise with respect to which this determination is being made.
(k)     "Conversion Date" shall have the meaning set forth in Section (3)(b)(i).
(l)     "Conversion Failure" shall have the meaning set forth in Section (3)(b)(ii).
(m)     "Conversion Notice" shall have the meaning set forth in Section (3)(b)(i).
(n)     "Conversion Price" means, as of any Conversion Date or other date of determination the lower of (i) [$____]1 per Common Share (the “Fixed Price”), or (ii) 98% of the lowest daily VWAP during the 5 consecutive Trading Days immediately preceding the
1 Note to Draft: To be the price equal to 130% of the VWAP on the day prior to the Issuance Date of the Debenture issued at the First Closing.

Conversion Date or other date of determination (the “Variable Price”), but which Variable Price shall not be lower than the Floor Price then in effect.
(o)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(p)     “Floor Price” solely with respect to the Variable Price, shall mean $0.1736 per Common Share.
(q)     “Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person and the Company is the non-surviving company (other than a merger or consolidation with a wholly owned Subsidiary of the Company for the purpose of redomiciling the Company), (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer by the Company is completed pursuant to which holders of Common Shares are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Shares or any compulsory share exchange pursuant to which the Common Shares is effectively converted into or exchanged for other securities, cash or property.
(r)     “Interest Rate Adjustment Event” shall mean (i) the daily VWAP is less than the Floor Price then in effect for five Trading Days during a period of seven consecutive Trading Days (a “Floor Price Event”), (ii) the Company has issued in excess of 99% of the Common Shares available under the Exchange Cap (an “Exchange Cap Event”), or (iii) any time after the Effectiveness Deadline (as defined in the Registration Rights Agreement), the Investor is unable to utilize a Registration Statement to resell Underlying Shares for a period of ten (10) consecutive Trading Days (a “Registration Event”). For the purposes hereof, an Interest Rate Adjustment Event shall no longer be continuing if, at any time after the occurrence of an Interest Rate Adjustment Event (A) in the event of a Floor Price Event, on the date that is the 10th consecutive Trading Day that the daily VWAP is greater than the Floor Price then in effect, (B) in the event of an Exchange Cap Event, the date the Company has obtained the Shareholder Approval (as defined in the Securities Purchase Agreement), or (C) in the event of a Registration Event, the date upon which the condition or event causing the Registration Event has been cured or the date that the Holder is first able to resell the Common Shares issuable upon conversion of this Debenture in accordance with Rule 144 under the Securities Act.
(s)     “Issuance Cap Adjustment Event” shall mean the Company has issued in excess of 99% of the Common Shares available under the Class A Issuance Cap. For the purposes hereof, an Issuance Cap Adjustment Event shall no longer be continuing if, at any time after the occurrence of an Issuance Cap Adjustment Event, the date the Class A Issuance Cap no longer applies, or the date the Company has increased the Class A Issuance Cap in order to allow conversions of all amounts outstanding under this Debenture.
(t)     “Material Adverse Effect” has the meaning given such term in the Securities Purchase Agreement.
(u)     “Optional Redemption” shall have the meaning set forth in (1)(c).

(v)     “Other Debentures” means any other debentures issued pursuant to the Securities Purchase Agreement and any other debentures, notes, or other instruments issued in exchange, replacement, or modification of the foregoing.
(w)     “Periodic Reports” shall mean all of the Company’s reports required to be filed by the Company with the Commission under applicable laws and regulations (including, without limitation, Regulation S-K), including annual reports (on Form 10-K), quarterly reports (on Form 10-Q), and current reports (on Form 8-K), for so long as any amounts are outstanding under this Debenture; provided that all such Periodic Reports shall include, when filed, all information, financial statements, audit reports (when applicable) and other information required to be included in such Periodic Reports in compliance with all applicable laws and regulations.
(x)     “Permitted Holder” means (a) Nicholas Woodman and his estate, spouse, heirs and descendants, (b) the Immediate Family of any natural person referred to in clause (a), (c) the Woodman Family Trust under Trust Agreement dated March 11, 2011, and any other trust established for the benefit of any of the foregoing or any charitable trust or foundation established by any of the foregoing, and the respective trustees, fiduciaries and beneficiaries of any such trust or foundation acting in such capacity and (d) any corporation, limited partnership, limited liability company or other entity Controlled by any of the foregoing.
(y)     “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.
(z)     “Principal Market” means the Nasdaq Global Market; provided however, that in the event the Company’s Common Shares are ever listed or traded on any of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, or the Nasdaq Capital Market, or such successor thereto, the “Principal Market” shall mean that market on which the Common Shares are then listed or traded.
(aa)    “Redemption Amount” shall have the meaning set forth in (1)(c).
(bb)    “Redemption Notice” shall have the meaning set forth in (1)(c).
(cc)    “Redemption Premium” means 7% of the Principal Amount being paid.
(dd)    “Registration Rights Agreement” has the meaning given such term in the Securities Purchase Agreement.
(ee)    “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.
(ff)     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(gg)    "Share Delivery Date" shall have the meaning set forth in Section (3)(b)(i).

(hh)    “Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary,” as such term is defined in Rule 102 of Regulation S-X under the Exchange Act.
(ii)     “Subsidiary” shall mean any Person in which the Company, directly or indirectly, (x) owns a majority of the outstanding capital stock or holds a majority of the equity or similar interest of such Person or (y) controls or operates all or substantially all of the business, operations or administration of such Person.
(jj)     “Trading Day” means a day on which the Common Shares are quoted or traded on a Principal Market on which the Common Shares are then quoted or listed; provided, that in the event that the Common Shares are not listed or quoted, then Trading Day shall mean a Business Day.
(kk)    “Transaction Document” has the meaning given such term in the Securities Purchase Agreement.
(ll)     “Underlying Shares” means the Common Shares issuable upon conversion of this Debenture in accordance with the terms hereof.
(mm)     "VWAP" shall mean for any Trading Day, the volume weighted average price of the Common Shares on the Principal Market, for such Trading Day as reported by Bloomberg L.P. through its “HP” function.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
GOPRO, INC.

By:
Name: Brian McGee
Title: EVP, Chief Financial Officer and Chief Operating Officer

EXHIBIT I
CONVERSION NOTICE
(To be executed by the Holder in order to Convert the Debenture)
TO:
GoPro, Inc.
3025 Clearview Way
San Mateo, CA 94402
Attention:  General Counsel
E-Mail:  legal@gopro.com

WITH COPY TO:
Craig Colosso
Senior Relationship Manager
Relationship Management Admin11
Via Email: Craig.colosso@equiniti.com

The undersigned hereby irrevocably elects to convert a portion of the outstanding and unpaid Conversion Amount of Debenture No. GPRO-[1][2][3] into Common Shares of GoPro, Inc., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Principal Amount to be Converted:
Accrued Interest to be Converted:
Total Conversion Amount to be converted:
Fixed Price:
Variable Price:
Applicable Conversion Price:
Number of Common Shares to be issued:

Please issue the Common Shares in the following name and deliver them to the following account:
Issue to:
Broker DTC Participant Code:
Account Number:

Authorized Signature:
Name:
Title:

EXHIBIT B

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

COMPANY LETTERHEAD

February 27, 2026

Equiniti Trust Company, LLC
Craig Colosso
Senior Relationship Manager
Relationship Management Admin11
Via Email: Craig.colosso@equiniti.com

Ladies and Gentlemen:

GOPRO, INC., a Delaware corporation (the “Company”) and YA II PN, LTD. (the “Investor”) have entered into a Securities Purchase Agreement dated as of February 27, 2026 (the “Agreement”), providing for the issuance of Convertible Debentures in the aggregate principal amount of $50,000,000 (the “Debentures”) convertible into shares of Class A common stock, par value $0.0001 per share, of the Company (“Common Shares”).

A copy of the form of Debentures is attached hereto. You should familiarize yourself with your issuance and delivery obligations, as Transfer Agent, contained therein. The shares to be issued are to be registered in the names of the registered holder of the securities submitted for conversion.

You are hereby irrevocably authorized and instructed to reserve a sufficient number of Common Shares of the Company for issuance upon full conversion of the Debentures in accordance with the terms thereof. The number of Common Shares so reserved is shall initially be 32,794,274 shares, as may be increased by the Company in accordance with the Agreement.

The ability to convert the Debentures in a timely manner is a material obligation of the Company pursuant to such securities. Your firm is hereby irrevocably authorized and instructed to issue Common Shares of the Company (without any restrictive legend) to the Investors without any further action or confirmation by the Company: (A) upon your receipt from any Investor of: (i) a notice of conversion (“Conversion Notice”) executed by the Investor; and (ii) an opinion of counsel of the Company or the Investor, in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to the transfer agent), to the effect that the Common Shares of the Company issued to such Investor pursuant to the Conversion Notice are not “restricted securities” as defined in Rule 144 and should be issued to such Investor without any restrictive legend; and (B) the number of shares to be issued is less than 4.99% of the total issued common stock of the Company.

The Company hereby requests that your firm act immediately, without delay and without the need for any action or confirmation by the Company with respect to the issuance of Common Shares pursuant to any Conversion Notices received from any Investor.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company has approved the foregoing (irrevocable instructions) and does hereby extend the Company’s irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

The Company agrees that in the event that the Transfer Agent resigns as the Company’s transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these Irrevocable Instructions within three (3) business days.

The Investors are intended to be and are third party beneficiaries hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of each such Investor.

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Very truly yours,

GOPRO, INC.

By: ______________________
Name:    Brian McGee
Title: EVP, Chief Financial Officer and Chief Operating Officer

Acknowledged and Agreed:
YA II PN, Ltd.

By: ______________________________
Name:
Title:
Date

Acknowledged and Agreed:
[TRANSFER AGENT]

By: ______________________________
Name:
Title:
Date:

SCHEDULE I
SCHEDULE OF BUYERS

(a)		(b)	(c)
Buyer		Subscription Amount of Convertible Debentures	Purchase Price (97% of Subscription Amount)

YA II PN, Ltd.
1012 Springfield Avenue	First Closing:	$25,000,000.00	$24,250,000.00
Mountainside, NJ 07092	Second Closing	$5,000,000.00	$4,850,000.00
Email: Legal@yorkvilleadvisors.com	Third Closing	$20,000,000.00	$19,400,000.00

	Aggregate:	$50,000,000.00	$48,500,000

Legal Representative’s Address and E-Mail Address
David Fine, Esq.
1012 Springfield Avenue
Mountainside, NJ 07092
Email: Legal@yorkvilleadvisors.com